Exhibit (d)(1)

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this December 15, 2005 between ProShares Trust, a Delaware statutory trust (the “Trust”), and ProShare Advisors LLC, a Maryland limited liability company (the “Advisor”).

WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged principally in the business of rendering investment management services; and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest (“shares”) in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust currently intends to offer twelve series of shares, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the services of the Advisor to provide a continuous program of investment management for the portfolios of the Trust set forth in Schedule A as may be amended from time to time (each referred to hereinafter as a “Portfolio” and collectively as the “Portfolios”); and

WHEREAS, the Advisor is willing, in accordance with the terms and conditions hereof to provide such services to the Trust on behalf of such Portfolios.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.	APPOINTMENT OF ADVISOR

The Trust hereby appoints Advisor to provide the advisory services set forth herein to the Portfolios and Advisor agrees to accept such appointment and agrees to render the services set forth herein for the compensation herein provided. In carrying out its responsibilities under this Agreement, Advisor shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolios as set forth in the then-current Registration Statement of the Trust, applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder and other applicable federal securities laws and regulations.

2.	DUTIES OF ADVISOR

Advisor shall provide a continuous program of investment management for each Portfolio. Subject to the general supervision of the Trust’s Board of Trustees, Advisor shall have sole investment discretion with respect to the Portfolios, including investment research, selection of the securities to be purchased and sold and the portion of the assets of each Portfolio, if any, that shall be held uninvested, and the selection of broker-dealers through which securities transactions in the Portfolios will be executed. Advisor shall manage the Portfolios in accordance with the objectives, policies and limitations set forth in the Trust’s current Prospectus and Statement of Additional Information. Specifically, and

without limiting the generality of the foregoing, Advisor agrees that it will:

(a) promptly advise each Portfolio’s designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Portfolio, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

(b) in the case of each Bullish Portfolio, initially determine the identity and number of shares of the securities to be accepted in exchange for creation units for the Portfolio and the identity and number of shares of the securities that will be applicable that day to redemption requests received for such Portfolio (and may give directions to the Portfolio’s custodian with respect to such designation);

(c) maintain all applicable books and records with respect to the securities transactions of the Portfolio. Specifically, but without limitation, Advisor agrees to maintain with respect to each Portfolio those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the 1940 Act with respect to transactions in each Portfolio including, without limitation, records which reflect securities purchased or sold in the Portfolio, showing for each such transaction, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the executing broker or dealer. Advisor will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the 1940 Act. Advisor acknowledges and agrees that all such records it maintains for the Trust are the property of the Trust and Advisor will surrender promptly to the Trust any such records upon the Trust’s request;

(d) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of each Portfolio’s net asset value and net income, preparation of proxy statements or amendments to the Trust’s registration statement and monitoring investments made in the Portfolio to ensure compliance with the various limitations on investments applicable to the Portfolio, to ensure that the Portfolio will continue to qualify for the tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”);

(e) render regular reports to the Trust concerning the performance by Advisor of its responsibilities under this Agreement. In particular, Advisor agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment programs of the Portfolio;

(f) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Portfolios, the Advisor’s personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust’s account are customers of the Advisor or of its affiliates. In dealing with such customers, the Advisor and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust; and

(g) review periodically and take responsibility for the material accuracy and completeness of the information supplied by or at the request of the Advisor for inclusion in Trust’s registration statement under the 1940 Act and the Securities Act of 1933.

3.	PORTFOLIO TRANSACTIONS

Advisor shall be responsible for selecting members of securities exchanges, brokers and dealers (herein after referred to as “brokers”) for the execution of purchase and sale transactions for the Portfolios. In executing portfolio transactions and selecting brokers or dealers, if any, the Advisor will use its best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Portfolio of the Trust and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Advisor will report to the Trustees from time to time regarding its portfolio execution and brokerage practices.

4.	EXPENSES AND COMPENSATION

a)	Allocation of Expenses

The Advisor shall, at its expense, employ or associate with itself such persons as it believes appropriate to assist in performing its obligations under this Agreement and provide all advisory services, equipment, facilities and personnel necessary to perform its obligations under this Agreement.

The Trust shall be responsible for all its expenses and liabilities, including, without limitation, compensation of its Trustees who are not affiliated with the Portfolios’ Administrator or the Advisor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust’s independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including for keeping books and accounts and calculating the net asset value of shares of each Portfolio, transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale the Trust’s shares of beneficial interest; expenses of preparing and printing share certificates (if any), prospectuses, shareholders’ reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders’ meetings; organizational expenses; expenses associated with the Trust’s compliance program pursuant to Rule 38a-1 under the 1940 Act, including the costs associated with staff necessary to manage the program; and extraordinary expenses.

b)	Compensation

Subject to Section 5, for its services under this Agreement, Advisor shall be entitled to receive a fee calculated at the applicable annual rate set forth on Schedule A hereto with respect to the average daily net asset value of each Portfolio, which will be paid monthly. For the purpose of accruing compensation, the net asset value of the Portfolios will be determined in the manner provided in the then-current Prospectus of the Trust.

c)	Expense Limitations

Advisor may waive all or a portion of its fees provided for hereunder and such waiver will be treated as a reduction in the purchase price of its services. Advisor shall be contractually bound hereunder by the terms of any publicity announced waiver of its fee, or any limitation of the Portfolio’s expenses, as if such waiver were fully set forth herein.

5.	LIABILITY OF ADVISOR

Neither the Advisor nor its officers, directors, employees, agents or controlling person (“Associated Person”) of the Advisor shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Advisor or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

6.	LIABILITY OF THE TRUST AND PORTFOLIOS

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

With respect to any obligation of the Trust on behalf of any Portfolio arising hereunder, the Advisor shall look for payment or satisfaction of such obligations solely to the assets and property of the Portfolio to which such obligation relates as though the Trust had separately contracted with the Advisor by separate written instrument with respect to each Portfolio.

8.	DURATION AND TERMINATION OF THIS AGREEMENT

(a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for one year from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to such Portfolio is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) Amendment. Any amendment to this Agreement shall become effective with respect to a Portfolio upon approval by the Advisor and the Trustees, and to the extent required by applicable law, a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio.

(c) Termination. This Agreement may be terminated with respect to any Portfolio at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio, or by the Advisor, in each case upon sixty (60) days’ prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Advisor on behalf of the Trust at the time of such termination. The Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorization to take such steps. In addition, this Agreement may be terminated with respect to one or more Portfolios without affecting the rights, duties or obligations of any of the other Portfolios.

(d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

(e) Approval, Amendment or Termination by Individual Portfolio. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

(f) Use of Name. The parties acknowledge and agree that the name “ProShares” (the “ProShares Name”) and any derivatives thereof, as well as any logos that are now or shall hereafter be associated with the ProShares Name are the valuable property of the Advisor. In the event that this Agreement is terminated and the Advisor no longer acts as Investment Advisor to the Trust, the Advisor reserves the right to withdraw from the Trust and the Portfolios the uses of the ProShares Name and logos or any name or logo misleadingly implying a continuing relationship between the Trust of the Portfolios and the Advisor or any of its affiliates.

9.	SERVICES NOT EXCLUSIVE

The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

10.	MISCELLANEOUS

(a) Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

(b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder shall not be thereby affected.

(c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

ProShare Advisors LLC, a Maryland limited liability company

ATTEST:	/s/ Stephenie E. Adams	By:	/s/ Michael L. Sapir
Michael L. Sapir
Chairman and Chief Executive Officer

Date: 12/15/2005

ProShares Trust, a Delaware statutory trust

ATTEST:	/s/ Stephenie E. Adams	By:	/s/ Louis M. Mayberg
Louis M. Mayberg
President

Date: 12/15/2005

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES TRUST AND PROSHARE ADVISORS LLC

AS OF DECEMBER 15, 2005

NAME OF FUND	COMPENSATION
(at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)
Ultra S&P500 ProShares	0.75%
Ultra MidCap400 ProShares	0.75%
Ultra Dow30 ProShares	0.75%
Ultra QQQ ProShares	0.75%
Short S&P500 ProShares	0.75%
Short MidCap400 ProShares	0.75%
Short Dow30 ProShares	0.75%
Short QQQ ProShares	0.75%
UltraShort S&P500 ProShares	0.75%
UltraShort MidCap400 ProShares	0.75%
UltraShort Dow30 ProShares	0.75%
UltraShort QQQ ProShares	0.75%

PROSHARE ADVISORS LLC, A Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Louis M. Mayberg
	Michael L. Sapir		Louis M. Mayberg
	Chairman and Chief Executive Officer		President

[1]	All fees are computed daily and paid monthly.